EXHIBIIT 99.1
                                                                   -------------



FOR IMMEDIATE RELEASE                        Media Contact: Keoni Wagner
Tuesday, May 20, 2003                        (808) 838-6778

                                             Investor Contact: Christine Deister
                                             (808) 835-3031



           HAWAIIAN HOLDINGS, INC. REPORTS IMPROVED FINANCIAL RESULTS
                             FOR 2003 FIRST QUARTER

         HONOLULU - Hawaiian Holdings, Inc. (AMEX and PCX: HA), parent company of Hawaiian Airlines, Inc., today announced financial results for the first quarter ended March 31, 2003, reporting a net loss of $15.5 million or $0.55 per diluted common share, compared with a net loss of $18.6 million or $0.54 per share for the same period last year. The company reported an operating loss of $13.6 million for the quarter, compared to an operating loss of $18.6 million for the same period last year.

         The improved results during a more difficult period, with the Iraq war and SARS affecting travel demand worldwide in the first quarter of 2003, reflect the company's ongoing efforts to reduce operating costs and increase revenues.

         Operating revenue totaled $157.1 million for the three months ended March 31, 2003, compared to $138.1 million for the three months ended March 31, 2002, an increase of $18.9 million, or 13.7 percent, primarily due to an increase in transpacific passenger revenue resulting from a 39.4 percent increase in transpacific capacity as measured by available seat miles (ASMs). While average load factor in scheduled service operations fell to 70.5 percent from 78.4 percent in the year-earlier period, average yield remained static at
11.7 cents. Total operating revenue per available seat mile (RASM) was 8.79 cents during the first quarter of 2003, compared to 9.14 cents for the same period last year.

         Cost per available seat mile (CASM) dropped to 9.55 cents from 10.37 cents in the year-earlier period. Operating expenses totaled $170.6 million for the three months ended March 31, 2003, compared to $156.8 million for the three months ended March 31, 2002, an increase of $13.9 million, or 8.8 percent. Wages and benefits increased $3.2 million or 6.1 percent, primarily as a result of pay increases included in collective bargaining agreements covering a majority of the company's workforce.

                                     -more-

Hawaiian Holdings, Inc. Reports Improved
Financial Results For 2003 First Quarter
Tuesday, May 20, 2003
Page 2


         Aircraft fuel costs increased $4.8 million, or 23.0 percent, compared to the three months ended March 31, 2002. For the three months ended March 31, 2003, the average cost of aircraft fuel per gallon increased 50.9 percent, resulting in a $9.3 million increase in fuel cost. The cost increase was offset by a $1.8 million gain from a fuel-hedging program for the three months ended March 31, 2003 compared to a $2.9 million loss for the three months ended March 31, 2002. Despite an increase in capacity of 18.2 percent as measured by ASMs, fuel consumption increased only 1.4 percent during the quarter due to the use of more fuel-efficient wide-body aircraft. Aircraft maintenance expense decreased $5.5 million, or 26.2 percent, primarily resulting from the transition from older DC-10 aircraft to a new B767 fleet. Aircraft rent increased $11.9 million, or 67.3 percent, compared to the three months ended March 31, 2002, a reflection of the company's fleet modernization program.

         John W. Adams, chairman and chief executive officer, said, "Consistent with the rest of the industry, Hawaiian was subjected to the compounding problems of higher fuel prices and continued sluggish travel demand in the first quarter. Bookings for the summer travel season have been encouraging so far and the company will begin to realize some of the benefits of its cost restructuring efforts in the second quarter; however, competitive pricing is putting downward pressure on average yield."

         As of March 31, 2003, the company reported approximately $67.5 million in cash and cash equivalents, of which approximately $36.9 million was restricted. As of December 31, 2002, the company had $95.1 million in cash and cash equivalents, of which $23.2 million was restricted. Cash used in operating activities during the first quarter consisted primarily of the net loss of $15.5 million, additional escrow deposits of $13.7 million required primarily by our credit card processors and a $7.9 million decrease in vendor payables.

         Hawaii tourism, as expressed by total visitor arrivals, increased 1.7 percent during the first quarter 2003 compared to 2002 levels, according to Hawaii State Department of Business, Economic Development and Tourism (DBEDT) statistics. Hawaiian Airlines experienced a slight increase year over year in scheduled passengers carried during the same period against a 29.1 percent increase in scheduled capacity (ASMs).

         The following events occurred during the first quarter of 2003:

         o ON JANUARY 6, 2003, HAWAIIAN AIRLINES ENDED PRODUCTION OF INTERISLAND FLIGHT "COUPONS" IN A MAJOR STEP TOWARD COMPLETELY "TICKETLESS" OPERATIONS.

         o ON JANUARY 8, 2003, HAWAIIAN AIRLINES BEGAN NEW NONSTOP SCHEDULED SERVICE BETWEEN HONOLULU AND LAS VEGAS THREE DAYS PER WEEK, SUPPLEMENTING ITS ONE-STOP SERVICE VIA ONTARIO, CA THE OTHER FOUR DAYS PER WEEK.

                                     -more-

Hawaiian Holdings, Inc. Reports Improved
Financial Results For 2003 First Quarter
Tuesday, May 20, 2003
Page 3


         o ON FEBRUARY 1, 2003, HAWAIIAN AIRLINES INAUGURATED NEW NONSTOP SERVICE BETWEEN PORTLAND, OR AND THE ISLAND OF MAUI.

         o ON FEBRUARY 9, 2003, HAWAIIAN AIRLINES ANNOUNCED THE INTRODUCTION OF STATE-OF-THE-ART, AUTOMATED SELF-CHECK-IN TERMINALS WITH THE FIRST INSTALLATIONS AT HONOLULU INTERNATIONAL AIRPORT.

         o ON FEBRUARY 20, 2003, EMPLOYEES REPRESENTED BY THE INTERNATIONAL ASSOCIATION OF MACHINISTS AND AEROSPACE WORKERS RATIFIED CONTRACT AMENDMENTS EXPECTED TO SAVE THE COMPANY $3.8 MILLION IN ANNUAL LABOR EXPENSE.

         o ON FEBRUARY 27, 2003, HAWAIIAN AIRLINES COMPLETED ITS FLEET MODERNIZATION PROGRAM WITH THE RETIREMENT FROM SCHEDULED SERVICE OF ITS LAST DC-10 AIRCRAFT.

         o ON MARCH 3, 2003, HAWAIIAN AIRLINES INTRODUCED ITS NEWLY REDESIGNED WEB SITE, OFFERING A NEW PRICING SYSTEM, ONLINE SEAT SELECTION FOR LONG-HAUL FLIGHTS, STREAMLINED BOOKING OF MULTIPLE SEGMENTS AND A NEW FUNCTION THAT ALLOWS TRAVELERS TO DOWNLOAD FLIGHT SCHEDULES INTO HAND-HELD PERSONAL DIGITAL ASSISTANTS
              (PDAS).

         o ON MARCH 6, 2003, EMPLOYEES REPRESENTED BY THE AIR LINE PILOTS ASSOCIATION RATIFIED CONTRACT AMENDMENTS EXPECTED TO SAVE THE COMPANY $8.0 MILLION IN ANNUAL LABOR EXPENSE.

         o ON MARCH 11, 2003, EMPLOYEES REPRESENTED BY THE ASSOCIATION OF FLIGHT ATTENDANTS RATIFIED CONTRACT AMENDMENTS EXPECTED TO SAVE THE COMPANY $3.5 MILLION IN ANNUAL LABOR EXPENSE.

         o ON MARCH 21, 2003, HAWAIIAN AIRLINES, INC. FILED FOR REORGANIZATION UNDER CHAPTER 11 OF THE U.S. BANKRUPTCY CODE.

         o ON MARCH 31, 2003, THE COMPANY ANNOUNCED IT HAD WON A NEW GROUND-HANDLING CONTRACT FROM ALL NIPPON AIRWAYS COVERING THE JAPAN AIRLINE'S FLIGHT OPERATIONS AT HONOLULU INTERNATIONAL AIRPORT.

         On April 24, 2003, the Bankruptcy Court granted an order authorizing Hawaiian to reject the leases for two new B767 aircraft scheduled to be delivered in April and May 2003. As a result, the company currently has no outstanding commitments for the acquisition of new or used aircraft.

         On April 30 and May 7, 2003, respectively, the company announced agreements with International Lease Finance Corp. (ILFC) and Ansett Worldwide on more favorable lease terms covering nearly half of the company's fleet of aircraft. On May 16, 2003, the U.S. Bankruptcy Court approved the new Ansett agreement. The restructured leases with Ansett will result in a significant reduction in the company's aircraft rental expense and cash rental payments. The new ILFC agreement is subject to review by the company's Creditors' Committee and approval of the court.

                                     -more-

Hawaiian Holdings, Inc. Reports Improved
Financial Results For 2003 First Quarter
Tuesday, May 20, 2003
Page 4


         On May 15, 2003, the company received $17.5 million for reimbursement of airline security fees under the Emergency Wartime Supplemental Appropriations Act, which was signed into law on April 16, 2003. This Act also provides for the suspension of passenger security fees from June 1 through September 30, 2003; compensation to carriers for the direct costs associated with installing strengthened flight deck doors and locks; and the extension of aviation war risk insurance provided by the government for one year to August 2004.

         On May 16, 2003, the Bankruptcy Court issued an order granting a motion to appoint a Chapter 11 trustee. Once appointed, the Chapter 11 trustee will oversee the daily operations of Hawaiian Airlines and will have the power to investigate and enforce claims relating to transfers of property that occurred prior to the March 21, 2003 petition date. Additionally, the exclusive periods of Hawaiian Airlines to file and solicit acceptances of a plan of reorganization will terminate upon the appointment of the Chapter 11 trustee.

         Hawaiian Holdings, Inc. is a Delaware-based holding company conducting operations through its subsidiary Hawaiian Airlines, Inc. Honolulu-based Hawaiian Airlines is Hawaii's first and largest airline, providing scheduled and charter air transportation of passengers, cargo and mail among the islands of Hawaii and between Hawaii and nine gateway cities on the mainland and two destinations in the South Pacific. The carrier has earned international awards for its onboard service in First Class and Coach, has been consistently rated one of the "Top 10 U.S. Airlines" by readers of Conde Nast Traveler and Travel & Leisure for the past several consecutive years and was named the top U.S. carrier for "Premium" class service in the 2001 Zagat Survey. Additional information about Hawaiian Airlines, including previously issued company news releases, may be accessed on the Internet at www.HawaiianAir.com.

CAUTIONARY STATEMENT

         This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of the company with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of the company which may cause the actual results of the company to be materially different from any future results, expressed or implied, in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability

                                     -more-

Hawaiian Holdings, Inc. Reports Improved
Financial Results For 2003 First Quarter
Tuesday, May 20, 2003
Page 5


of the company to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 case; risks associated with third parties seeking to propose and confirm one or more plans of reorganization with respect to the Chapter 11 case; risks associated with the appointment of a Chapter 11 trustee and, once appointed, the ability of the Chapter 11 trustee to successfully manage the day-to-day operations of Hawaiian Airlines; risks associated with the Chapter 11 trustee or third parties seeking to convert the case to a Chapter 7 case; the ability of the company to obtain and maintain normal terms with vendors and service providers; the ability of the company to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 case on the liquidity or results of operations of the company; the ability of the company to fund and execute its business plan; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; demand for transportation in the markets in which the company operates; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of aircraft insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the products of the company; and other risks and uncertainties set forth from time to time in the company's reports to the U.S. Securities and Exchange Commission. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the various pre-petition liabilities of Hawaiian Airlines and the common stock and/or other equity securities of the Company. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies, and it is possible that the Company's equity will be restructured in a manner that will substantially reduce or eliminate any remaining value. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

                     (Two pages of financial tables follow.)

Hawaiian Holdings, Inc. Reports Improved
Financial Results For 2003 First Quarter
Tuesday, May 20, 2003
Page 6


HAWAIIAN HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                      -----------------------
                                                            2003         2002
-----------------------------------------------------------------------------

OPERATING REVENUE:

   Passenger.......................................    $ 133,687    $ 115,372
   Charter.........................................       11,832       13,548
   Cargo...........................................        5,619        4,778
   Other...........................................        5,926        4,441
                                                       ---------    ---------

     TOTAL ........................................      138,139      157,064
                                                       ---------    ---------

OPERATING EXPENSES:
   Wages and benefits .............................       55,217       52,042
   Aircraft fuel, including taxes and oil .........       25,716       20,902
   Maintenance materials and repairs ..............       15,573       21,098
   Aircraft rentals................................       29,502       17,639
   Other rentals and landing fees .................        6,146        4,361
   Sales commissions...............................        1,096        4,711
   Depreciation and amortization ..................        1,813        1,966
   Other...........................................       35,560       34,048
                                                       ---------    ---------

     TOTAL ........................................      156,767      170,623
                                                       ---------    ---------

OPERATING LOSS ....................................      (13,559)     (18,628)
                                                       ---------    ---------

NON-OPERATING INCOME (EXPENSE):
   Reorganization items, net .......................      (1,773)          --
   Interest income (expense), net ..................          54          (53)
   Gain (loss) on disposition of equipment .........          (1)         148
   Other, net.......................................        (185)         (47)
                                                       ---------    ---------

     TOTAL..........................................      (1,905)          48
                                                       ---------    ---------

NET LOSS ...........................................   $ (15,464)   $ (18,580)
                                                       =========    =========

NET LOSS PER COMMON STOCK SHARE:

   BASIC............................................   $   (0.55)   $   (0.54)
                                                       =========    =========

   DILUTED..........................................   $   (0.55)   $   (0.54)
                                                       =========    =========

WEIGHTED AVERAGE NUMBER OF
   COMMON STOCK SHARES OUTSTANDING:

   BASIC............................................      28,370       34,311
                                                       =========    =========

   DILUTED..........................................      28,370       34,311
                                                       =========    =========

Hawaiian Holdings, Inc. Reports Improved
Financial Results For 2003 First Quarter
Tuesday, May 20, 2003
Page 7


HAWAIIAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)

                                                        MARCH 31,  DECEMBER 31,
                                                          2003         2002
                                                      (UNAUDITED)
-----------------------------------------------------------------------------

ASSETS
  Total current assets............................      $119,606     $140,884
  Property and equipment, net ....................        46,447       45,685
  Total other assets..............................        70,204       69,597
                                                        --------     --------

     TOTAL ASSETS..................................     $236,257     $256,166
                                                        ========     ========

LIABILITIES AND SHAREHOLDERS' DEFICIT
  Total current liabilities........................     $179,847     $254,685
  Long-term debt...................................           --          883
  Capital lease obligations........................           --        2,358
  Total other liabilities and deferred credits ....      140,014      140,850
  Total liabilities subject to compromise .........       76,045           --
  Shareholders' deficit............................     (159,649)    (142,610)
                                                        --------     --------

     TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT ..     $236,257     $256,166
                                                        ========     ========


HAWAIIAN HOLDINGS, INC.
STATISTICAL DATA (IN THOUSANDS, EXCEPT AS OTHERWISE INDICATED) (UNAUDITED)

                                                            THREE MONTHS ENDED
                                                                 MARCH 31,
                                                        ------------------------
                                                            2003         2002
--------------------------------------------------------------------------------

SCHEDULED OPERATIONS:
   Revenue passengers flown .......................        1,351        1,321
   Revenue passenger miles ("RPM") ................    1,144,525      985,877
   Available seat miles ("ASM") ...................    1,622,707    1,257,214
   Passenger load factor ..........................         70.5%        78.4%

   Passenger revenue per passenger mile ("Yield") .    11.7(cent)   11.7(cent)

OVERSEAS CHARTER OPERATIONS:
   Revenue passengers flown .......................           50           87
   RPM.............................................      135,947      240,828
   ASM.............................................      163,542      254,136

TOTAL OPERATIONS:
   Revenue passengers flown .......................        1,401        1,408
   RPM.............................................    1,280,472    1,226,705
   ASM.............................................    1,786,249    1,511,350
   Revenue per ASM ................................    8.79(cent)   9.14(cent)
   Cost per ASM ...................................    9.55(cent)  10.37(cent)


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